Exhibit 22.1
The Kraft Heinz Company
List of Subsidiary Guarantors and Issuers of Guaranteed Securities
As of December 27, 2025, The Kraft Heinz Company was the sole guarantor of all the unsecured registered notes issued by Kraft Heinz Foods Company, a Pennsylvania Limited Liability Company, its 100% owned operating subsidiary.

Description of KHFC Senior Notes
3.000% senior notes due 2026
3.875% senior notes due 2027
4.125% British Pound senior notes due 2027
2.250% Euro senior notes due 2028
6.375% senior notes due 2028
4.625% senior notes due 2029
3.500% senior notes due 2029
3.750% senior notes due 2030
4.250% senior notes due 2031
5.200% senior notes due 2032
6.750% senior notes due 2032
3.250% Euro senior notes due 2033
5.000% senior notes due 2035
5.400% senior notes due 2035
6.875% senior notes due 2039
7.125% senior notes due 2039
4.625% senior notes due 2039
6.500% senior notes due 2040
5.000% senior notes due 2042
5.200% senior notes due 2045
4.375% senior notes due 2046
4.875% senior notes due 2049
5.500% senior notes due 2050